                                  EXHIBIT 10.2

                                   ENCAD, INC.

                  SETTLEMENT AND PATENT CROSS-LICENSE AGREEMENT

         This Agreement is effective as of 24th April 2000 ("Effective Date") between Hewlett-Packard Company ("HP"), incorporated under the laws of the State of Delaware, with a place of business at 3000 Hanover Street, Palo Alto, California 94304, U.S.A., and ENCAD, Inc. ("ENCAD"), incorporated under the laws of the State of Delaware, with a place of business at 6059 Cornerstone Court West, San Diego, California 92121. HP and ENCAD may each be referred to herein individually as a "Party" and collectively as the "Parties".

         WHEREAS, HP and ENCAD each own or control, and have the right to license, certain patents and patent applications;

         WHEREAS, HP has filed suit against ENCAD asserting certain HP patents against certain ENCAD products;

         WHEREAS, ENCAD has brought certain ENCAD patents to HP's attention in connection with certain HP products;

         WHEREAS, HP and ENCAD each desire to obtain a license under certain patents and patent applications of the other Party;

         WHEREAS, HP and ENCAD each desire to obtain greater design freedom for their own respective products and to avoid infringement of the other Party's patents;

         WHEREAS, ENCAD has filed suit against HP regarding certain HP marketing and sales programs;

         WHEREAS, both Parties wish to cease all current and avoid future litigation between the Parties;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the sufficiency and adequacy of which are expressly agreed to, the Parties agree as follows:

1.       DEFINITIONS

1.1 "Subsidiary" means any corporation or other business entity in which either Party now or hereafter owns or controls * of the outstanding voting stock, equity securities or

----------------------------
* Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

other voting rights entitled to elect directors or other managing authority, but such corporation or entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

1.2      "Capture Period" means the time period * .

1.3 "Patent(s)" means (i) patents and patent applications, including utility models (but not including design patents, industrial designs or design registrations) whether foreign or domestic, all patents arising from such applications, and all patents and patent applications based on, or claiming the priority dates, of any of the foregoing and (ii) any renewals, reissues, extensions (or other governmental actions that provide exclusive rights to the owner thereof in the patented subject matter beyond the original patent date), substitutions, confirmations, registrations, revalidations, reexaminations, additions, continuations, continued prosecutions, continuations-in-part or divisions of or to any of the foregoing, including, without limitation, supplementary protection certificates or the equivalent thereof.

1.4 "Captured Patents" means any and all Patents having an issue date or publication date (including the publication date of an application published prior to grant or issue) during the Capture Period under which Patents either Party (as a Licensor) or any of its Subsidiaries has or hereafter during the Capture Period obtains the right to grant the rights, covenants or licenses contemplated hereunder to the other Party (as a Licensee) of or within the scope granted herein without such grant or the exercise of rights thereunder resulting in the payment of royalties or other consideration (other than de minimus royalties or other consideration) by a Licensor or its Subsidiaries to third parties.

1.5 "Previously Notified Patents" of HP means only U.S. Patent No. 5,488,397, U.S. Patent No. 5,376,958 and U.S. Patent No. 4,967,207 and all
foreign equivalent patents or applications claiming a right of priority from these patents and all divisions, reissues, reexaminations, term extensions, continuations and continuations-in-part of these patents.

1.6 "Previously Notified Patents" of ENCAD means only U.S. Patent No. 5,610,635 and U.S. Patent No. 5,686,947 and all foreign equivalent patents or applications claiming a right of priority from these patents and all divisions, reissues, reexaminations, term extensions, continuations and continuations-in-part of these patents.

1.7 "Elected Patents" means one or more un-expired Captured Patents under which one of the Parties has elected to take a license pursuant to the terms of this Agreement, or under which it is determined that one of the Parties requires a license * .

1.8 "Current Products" means all products ever sold and shipped in commercial quantities by a Party as of the Effective Date of this Agreement. For the purposes of this Agreement alteration of any Current Product sold on or after the Effective Date, where such activities have been undertaken, even if after the Effective Date, solely to permit

----------------------------
* Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

operation within a particular jurisdiction or locale, shall not cause an article of manufacture to cease being a Current Product.

1.9 "Valid Claim" means a claim that has not expired or been held invalid or unenforceable by a court or administrative agency of competent jurisdiction.

1.10     "Licensed Products" in relation to ENCAD means * .

1.11     "Licensed Products" in relation to HP means * .

1.12 "Elected Product" means any Licensed Product as to which a Party elects to take a license under any or all Valid Claims of an Elected Patent.

1.13 "Net Selling Price" means the invoiced price from a Party to a non-affiliated third party (e.g., to a dealer, OEM customer, or end user), after deduction of regular trade and quantity discounts but before deduction of any other items, including but not limited to freight allowances, cash discounts, and agents' commissions. For products transferred other than by sale, the "Net Selling Price" means the selling price at which products of similar kind, sold in similar quantities, are currently being offered for sale by each Party. For Licensed Products transferred by each Party to its Subsidiaries or other internal entities, the Net Selling Price shall mean the average Net Selling Price for each such Licensed Product as if it were sold to a non-affiliated third party.

1.14     "Total Net Revenue" means * .

1.15     "Current Litigation" means the litigation identified in Appendix A.

1.16 "Change of Control" shall be deemed to occur in respect of a Party if any of the following events take place in respect of that Party:

         (a) The Party becomes insolvent, or voluntarily or otherwise enters into liquidation, or has a receiver or trustee appointed to administer its property or affairs; or

         (b) * of the assets or outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) of the Party hereafter becomes owned or controlled, directly or indirectly, by a third party.

If the Party does not have outstanding shares or securities, such Change of Control shall be deemed to occur if * of its assets are, or an ownership interest representing the right to make decisions for it is, acquired by or merged into a third party.

1.17 "Acquiring Entity" means a third party who has acquired control, amounting to a Change of Control, of one of the Parties to this Agreement.


2.       RELEASES AND COVENANTS

----------------------------
* Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

2.1 Each Party (as a Releasing Party) forever releases and discharges the other Party (as a Released Party), its Subsidiaries and all purchasers and users of the Released Party's Licensed Products sold by the Released Party or any of its Subsidiaries before the Effective Date of this Agreement from all claims and liabilities for any infringement of the Captured Patents prior to the Effective Date of this Agreement with respect to those products.

2.2 Each Party (as a Covenantor) hereby covenants not to sue the other Party (as a Covenantee), its Subsidiaries and all purchasers and users of the Covenantee's Current Products, for patent infringement relating to the manufacture, use and sale of the Covenantee's Current Products, which are Licensed Products, with respect to the Captured Patents for the full term of the Captured Patents. This covenant not to sue shall also extend to any elements of a Licensed Product developed, manufactured and sold by the Covenantee as a successor to a Current Product, provided that the elements and their implementation are functionally identical with respect to the corresponding elements and their implementation used in the Current Product.

2.3 Each Party on behalf of itself and on behalf of each of its respective parent corporations and entities, divisions, subsidiaries, affiliates, predecessors, successors and assigns, hereby releases and forever discharges the other Party and each of its respective parent corporations and entities, divisions, subsidiaries, affiliates, predecessors, successors, assigns, officers, directors, attorneys, employees and agents, from any and all actions, causes of action, claims, counterclaims, cross claims, third party claims, debts, demands, liabilities, lawsuits, accounts, covenants, contracts, promises, agreements, doings, omissions, obligations, costs, attorneys' fees, expenses, damages, and claims of every name and nature, known and unknown, in law and in equity, arising, which may have existed, and/or which could have been asserted from the beginning of the world to the Effective Date, relating, arising out of or in any way pertaining to the factual and legal allegations of the Current Litigation.

2.4      The Parties also hereby waive any rights that they may have under
Section 1542 of the California Civil Code (and/or any similar statute or law of any other jurisdiction), which provides:

         Section 1542. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The Parties knowingly and voluntarily waive any right under any other comparable provisions or principles of the state or federal law, or the common law, and acknowledge and agree that this waiver is an essential material term of this Agreement and the release provisions contained herein, and that without such waiver this Agreement would not have been entered into.

2.5 Each Party covenants never to sue, commence, assist in any way, prosecute or cause, permit, or advise to be commenced or prosecuted against the other Party any action or proceeding based on any claims, demands, transactions, representations, causes of action, obligations, damages, or liabilities of any nature whatsoever, whether or not now known, suspected, or claimed which arise out of or relate to the Current Litigation.

2.6 The Parties agree that within three (3) business days after the execution of this Agreement, the necessary papers will be filed to effect dismissal of the Current Litigation with prejudice. Each Party shall bear its own attorney's fees and costs in connection with the Current Litigation.

3.       LICENSE GRANTS

3.1 Each Party (as a Licensor) grants to the other Party (as a Licensee) and its subsidiaries a worldwide, non-exclusive, royalty-free and irrevocable license (without the right to sublicense) under the Previously Notified Patents, to make, have made (but only to the extent set forth in paragraph
3.3 below), use, import, offer for sale, sell, lease or otherwise transfer Licensed Products.

3.2 Each Party (as a Licensor) grants to the other Party (as a Licensee) the option to elect, at any time within the Capture Period, a worldwide, non-exclusive, royalty-bearing license (without the right to sublicense) under * , to make, have made (but only to the extent set forth in paragraph
3.3 below), use, import, offer for sale, sell, lease or otherwise transfer Licensed Products. Such licenses under Elected Patents shall be for the full term of the Elected Patents, unless such license is otherwise terminated under this Agreement.

3.3 Any license granted under any of the above provisions to have Licensed Products made by a third-party manufacturer for the use, importation, offer for sale, sale, lease or other transfer by a party or any of its Subsidiaries requesting such making ("the Requesting Party") shall be restricted to all of the following conditions:

         (a) The designs, specifications and working drawings for the manufacture of such products must be owned by, furnished by, and originate with the Requesting Party;

         (b) The designs, specifications and working drawings must be in sufficient detail that substantially no additional designing by the third-party manufacturer is required other than minor adaptation to the production processes and standards normally used by the third-party manufacturer, which adaptation changes the characteristics of such products only to a negligible extent; and

----------------------------
* Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

         (c) Any products made pursuant to this have-made right by a third party manufacturer shall be purchased by the Requesting Party.


4.       ELECTION OF PATENTS

4.1 Each Party shall exercise the option to take a license under an Elected Patent by giving written notice to the other Party, identifying the Elected Patent, the Licensed Product in respect of which the election is made (Elected Product) and the date of first sale of the Elected Product. Should further Licensed Products require a license under a previously Elected Patent, written notice shall be given identifying the further Elected Product(s) and the date of first sale of each such further Elected Product.

4.2 The number of Captured Patents under which a license, in accordance with paragraph 3.2 above, may be elected by a first Party shall be * .


5.       ROYALITIES UNDER ELECTED PATENTS

5.1 The royalty payable by a first Party to the second Party under licenses to Elected Patents shall be * .

5.2      Where the total number of Elected Patents ever elected by a first
Party * .

5.3 Notwithstanding paragraph 5.2 above, the maximum royalty payable by one Party to the other Party shall * .

5.4 Notwithstanding paragraphs 5.2 and 5.3 above, the maximum total royalty payable by one Party to the other in any one Payment Period (as defined in paragraph 5.6) shall * .

5.5 If at a certain time the total number of Elected Patents ever elected by a first Party is * .

5.6 Payment Periods will be each calendar quarter during the term of this Agreement. Payments for royalties accrued during a Payment Period shall be due and payable forty-five (45) days after the first day of each January, April, July and October during the term of this Agreement. Each Party shall be liable for interest on any overdue payment at the prime rate effective on January 1 of that year as quoted in the Wall Street Journal plus 4%. Royalty payments shall be forwarded to the following address for each Party, or as otherwise specified in writing by each Party:

         TO HP:
         Director, Intellectual Property

----------------------------
* Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

         Legal Department
         Hewlett-Packard Company
         3000 Hanover Street
         Palo Alto CA  94304

         TO ENCAD:
         General Counsel
         ENCAD
         6059 Cornerstone Ct. West
         San Diego, CA 92121


5.7 Each Party (as a Licensee) shall keep adequate records to accurately determine the payments due under this Agreement. Once each calendar year and upon reasonable advance written notice to the Licensee, each Party (as a Licensor) may have an independent auditor audit the applicable records of the Licensee during normal business hours, at the Licensor's expense, to verify the accuracy of the royalty calculations. All such records shall be treated as confidential information by said independent auditor and shall not be disclosed to the Licensor except insofar as necessary to verify to the Licensor the accuracy of the Licensee's payments. Should any payment be underpaid by at least 10%, then the Licensee shall pay the reasonable expense of such audit. Any underpayment or overpayment shall be included or credited with the next payment under this Agreement.

6.       PATENT DISPUTE RESOLUTION PROCESS

6.1 NOTIFICATION. In the event that one Party (Notifying Party) believes the other Party (Accused Party) requires a license under a Captured Patent for any Licensed Product, the Notifying Party shall provide written notice (Notification) to the Accused Party, including identification of the Patent(s) asserted by the Notifying Party (Notified Patent(s)), the accused product(s) or allegedly infringing activity, and a claim chart for each and every claim asserted by the Notifying Party which identifies specific components of the accused product(s) or infringing activity which are believed to correspond to specific elements of the patent claims asserted by the Notifying Party.

6.2 STANDSTILL PERIOD. During a period of sixty (60) days from the date of Notification, as set forth in paragraph 6.1 above, neither Party shall file any court action based on or relating to any Patent identified in said Notification. During this Standstill Period, the Parties agree to use reasonable business efforts to negotiate in good faith to attempt to resolve issues raised in said Notification without resort to litigation * . The Accused Party shall not file any claim for declaratory judgement under the Notified Patent(s) for a further period of ten (10) days after the expiration of the sixty (60) day Standstill Period. Any action filed in violation of the Notification and Standstill Period provisions of this

----------------------------
* Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Section shall be
dismissible without prejudice at the option of the non-filing Party, and the non-filing Party shall be entitled to all costs and attorneys fees incurred in seeking dismissal under this paragraph 6.2.

6.3      *


7.       WARRANTY AND DISCLAIMER

7.1 EACH PARTY WARRANTS THAT IT HAS THE RIGHT TO GRANT THE LICENSES, COVENANTS AND RELEASES SET FORTH HEREIN. WITH RESPECT TO SUCH LICENSES, COVENANTS AND RELEASES , NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED. NOR DOES EITHER PARTY ASSUME ANY OF THE
FOLLOWING: ANY LIABILITY WITH REPSECT TO ANY INFRINGEMENT OF PATENTS OR OTHER RIGHTS OF THIRD PARTIES DUE TO THE OTHER PARTY'S OPERATION UNDER THE LICENSES GRANTED HEREIN; ANY RESPONSIBILITY FOR THE ENFORCEMENT OF ITS PATENTS AGAINST THIRD PARTIES; OR ANY LIABILITY FOR SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL, OR PUNITIVE DAMAGES OR LOST PROFITS, WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.       NO EFFECT ON PRIOR AGREEMENTS

The Parties expressly agree that this Agreement shall not expand, reduce, or affect in any way the respective rights and obligations of the Parties under preexisting agreements relating to HP's US Patents Nos. 4,384,298 to Labarre, et al and 5,276,970 to Wilcox et al.

9.       FUTURE DISPUTES

With regard to disputes between the Parties, other than those subject to
Section 6 of this Agreement, the Parties hereto shall use commercially reasonable efforts to settle such disputes without resorting to litigation. If any dispute remains unsettled, a Party hereto may deliver a written notice of such a dispute to the other Party and the Chief Operating Officer of ENCAD and the General Manager of HP's Large Format Printer Division shall attempt to meet in person or by telephone within five (5) business days after the date of such notice to attempt to negotiate in good faith a timely resolution of the dispute. Should the Parties fail to reach agreement with respect to the dispute or fail to meet within five days, either Party shall be free to seek all available legal and equitable remedies.

----------------------------
* Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

10.      CONFIDENTIALITY

10.1 The Parties agree that although the existence of this Agreement is not confidential, the terms of this Agreement are confidential and each Party shall use the same degree of care to prevent disclosure of the terms of this Agreement to third parties as it uses to protect its own confidential information of a similar nature. In no event will this obligation of confidentiality preclude any disclosure required by law or by a regulatory authority, provided that prior to making any such disclosure of the terms of this Agreement a Party shall promptly consult in advance with the other Party and shall use all commercially reasonable efforts to obtain written assurance that confidential treatment will be accorded to such information.

10.2 Furthermore, the Parties agree that neither Party, nor their attorneys, experts and consultants shall directly or indirectly issue any oral or written statement to the press or public relating to the existence or terms of this Agreement, or to any aspect of the Current Litigation, except in the exact form as may hereafter be mutually agreed upon in writing by the Parties. Both Parties shall notify their attorneys, experts and consultants of the agreement with respect to confidentiality under this Section 11 and shall obtain a written undertaking from their attorneys, experts and consultants to also abide by the confidentiality obligations of this Agreement.

11.      TERM AND TERMINATION

11.1 The term of this Agreement shall be from the Effective Date hereof until the expiration of the last to expire of the Captured Patents.

11.2     CHANGE OF CONTROL
         11.2.1 In the event of the Change of Control of a first Party, the first Party shall promptly give notice of such Change of Control to the second Party. The second Party shall have the option to terminate all licenses, covenants and other rights granted to the first Party under this Agreement.

         11.2.2 Notwithstanding any termination under paragraph 11.2.1, the first Party's covenant not to sue in paragraph 2.2 above will be binding on the Acquiring Entity in relation to the first Party's Patents . Any license to Elected Patents taken by the second Party prior to the Change of Control shall continue for the full term of the Elected Patents, provided any necessary royalties continue to be paid.

         11.2.3 Notwithstanding any termination under paragraph 11.2.1, the second Party's covenant not to sue with respect to the first Party's Current Products and any license to Elected Patents taken by the first Party prior to the Change of Control shall pass to the Acquiring Entity for * from the date of the Change of

----------------------------
* Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

         Control, provided that any necessary royalties continue to be paid . The covenant not to sue and the license under Elected Patents with respect to the Acquiring Entity shall strictly apply only to the identical Licensed Products being sold and shipped in commercial quantities by the first Party prior to the date of the Change of Control and will not apply in any manner to other products (for example, products introduced to the market after that date, having a different model number or name, or originating from the Acquiring Entity).

         11.2.4 All covenants and licenses from the second Party to the Acquiring Entity will be in respect of Licensed Products as defined for the first Party and subject to any and all other restrictions of this Agreement.

11.3 Any termination of licenses shall not relieve the Party whose licenses are terminated of any obligation or liability accrued hereunder. Such termination shall not diminish in any manner any licenses or other rights granted to the other Party under this Agreement.

12.      MISCELLANEOUS

12.1 This Agreement (including any attached exhibits) constitutes the entire agreement between the Parties relating to the subject matter hereof, and supersedes all prior proposals, agreements, representations and other communications between the Parties with respect to the same.

12.2 No change in the provisions of this Agreement shall be valid unless in writing and signed by both Parties.

12.3 Each Party shall be responsible for and guarantee the performance by its Subsidiaries of any and all of its obligations hereunder and shall cause such Subsidiaries to comply with the provisions of this Agreement.

12.4 Neither Party may assign, sublicense, or otherwise transfer its rights and obligations under this Agreement to any party at any time under any circumstances, without the prior written consent of the other Party, including, without limitation, in the event of a Change of Control or by operation of law. If any such assignment is consented to, any such successors or assigns of either Party shall be bound by the terms and conditions of this Agreement.

12.5 Neither Party shall assign or convey any of its Captured Patents unless such assignment or conveyance is made subject to the terms and conditions of this Agreement.

12.6 The failure or delay of either Party in exercising any of its rights hereunder, including any rights with respect to a breach or default by the other Party, shall in no way

----------------------------
* Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

operate as a waiver of such rights or prevent the assertion of such rights with respect to any later breach or default by the other Party.

12.7 Any exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

12.8 The headings used in this Agreement are for reference and convenience only and shall not be used in interpreting the provisions of this Agreement.

12.9 Nothing contained in this Agreement shall be deemed to grant, either directly or by implication, estoppel, or otherwise, any licenses under patents or other intellectual property rights other than as specifically provided in this Agreement. In particular, nothing in this Agreement shall be read to license the copyrights, mask works, trademarks, trade names, trade dress or trade secrets (or other confidential information) of either Party to the other Party.

12.10 If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

12.11 Any notice or acceptance provided for in this Agreement shall be in writing and shall be deemed to have been given on the date such communication is deposited in certified or registered first class mail, in an appropriately stamped envelope, addressed as follows (or to such other address as a Party shall designate by written notice given to the other Party):

         TO HP:
         Director, Intellectual Property
         Legal Department
         Hewlett-Packard Company
         3000 Hanover Street
         Palo Alto CA  94304


         TO ENCAD:
         General Counsel
         ENCAD
         6059 Cornerstone Ct. West
         San Diego, CA 92121

12.12 The Parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to choice of law provisions.


         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives:


ENCAD                                                   HP

By: /s/ Michael J.t. Steep                              By:  /s/ Ignacio Fonts Cavestany
    -----------------------------------------                -------------------------------------

Typed Name:  Michael J.T. Steep                         Typed Name: Ignacio Fonts Cavestany

Title: Executive VP and COO                             Title:  GM Inkjet Comercial Division

Date: *                                                 Date:  *




----------------------------
* Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                         APPENDIX A -- CURRENT LITIGATION

1. Hewlett-Packard Company v. ENCAD, Inc., Civ. No. 99-0178-S-BLW, United States District Court for the District of Idaho;

2. Hewlett-Packard Company v. ENCAD, Inc., Civ. No. 98-0073-S-BLW, United States District Court for the District of Idaho; and

3. ENCAD, Inc. v. Hewlett-Packard Company, and DOES 1 through 10, inclusive, Civ. No. 300735, San Francisco County Superior Court.




----------------------------
* Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                 APPENDIX B -- *

(To be mutually agreed upon.)




----------------------------
* Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                 APPENDIX C -- *

(To be mutually agreed upon.)





----------------------------
* Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.